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                                                                EXHIBIT 23.6

                        [THE KAFAFIAN GROUP LETTERHEAD]

August 7, 2003

Board of Directors
KNBT Bancorp, Inc.
90 Highland Avenue
Bethlehem, Pennsylvania 18017

Members of the Board of Directors:

     We hereby consent to the use of our firm's name in the Form S-1 Registration Statement for KNBT Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our opinion in such filings including the prospectus of KNBT Bancorp, Inc.

Sincerely,

The Kafafian Group, Inc.

/s/ Robert E. Kafafian
----------------------
Robert E. Kafafian
President & C.E.O.